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                                                               EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Huntsman Packaging Corporation
Salt Lake City, Utah

We consent to the use in this Amendment No. 1 to Registration Statement
No. 33-40067 (relating to $125,000,000 9 1/8% Senior Subordinated Notes) of Huntsman Packaging Corporation of our report dated June 19, 1997
(November 11, 1997 as to Note 12) relating to the consolidated financial statements of Huntsman Packaging Corporation and Subsidiaries and of our report dated September 19, 1997 relating to the combined financial statements of CT Film and Rexene Corporation Limited, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the consolidated supplemental schedule II of Huntsman Packaging Corporation for the year ended December 31, 1996. This consolidated financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
January 13, 1998